                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                 MBf USA, INC.
                (Name of Registrant as Specified In Its Charter
                 and Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:  N/A

         (2)     Form Schedule or Registration Statement No.:  N/A

         (3)     Filing Party:  N/A

         (4)     Date Filed:  N/A

                                 MBf USA, INC.
                               500 PARK BOULEVARD
                             ITASCA, ILLINOIS 60143



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of MBf USA, INC.:

         Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of MBf USA, INC., an Oklahoma corporation (the "Company"), will be convened at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on December 11, 1995, at 8:30 a.m. Central Standard Time (the "Meeting Date"). All holders of Common Stock, par value $.01 per share, and Series A Convertible Common Stock, par value $.01 per share of the Company (the "Shareholders") are entitled to attend the Meeting. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Annual Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

         (1) To elect six (6) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

         (2) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1995; and

         (3) To consider and vote on a proposal to reincorporate the Company as a Maryland corporation by merger of the Company into a newly formed, wholly-owned subsidiary of the Company incorporated in Maryland; and

         (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         Only Shareholders of record at the close of business on October 30, 1995, are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the Company's office for at least 10 days prior to the Meeting.

         The Company's Annual Report on Form 10-K is being mailed concurrently with this Notice and Proxy Statement to all Shareholders of record.

         All Shareholders are cordially invited to attend the Annual Meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted.

                                         By order of the Board of Directors:


                                         Edward J. Marteka
                                         President
Itasca, Illinois
November 22, 1995

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                                 MBf USA, INC.
                               DECEMBER 11, 1995



         This proxy statement (the "Proxy Statement") is furnished to all holders of record as of the close of business on October 30, 1995 of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders") of MBf USA, INC., an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Directors" or the "Board") to be voted at the annual meeting of Shareholders (the "Meeting" or the "Annual Meeting"). The Annual Meeting will be convened on December 11, 1995, at approximately 8:30 a.m. Central Standard Time (the "Meeting Date"), or any adjournment or postponement thereof. This Proxy Statement, and the enclosed form of proxy are first being mailed or otherwise delivered to Shareholders on or about November 22, 1995. Shareholders who wish to attend the Meeting should contact the Company at (708) 285-9191 so that arrangements can be made.

         The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

         (1) To elect six (6) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

         (2) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1995; and

         (3) To consider and vote on a proposal to reincorporate the Company as a Maryland corporation by merger of the Company into a newly formed, wholly-owned subsidiary of the Company incorporated in Maryland; and

         (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

         The shares of Common Stock and/or the Series A Common Stock (the "Shares") represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting Date will be voted at the Meeting. The Shares not represented by properly executed proxies or held by Shareholders who attend the Meeting will not be voted. Where a Shareholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Shareholder does not specify a choice, in any otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Assistant Secretary of the Company before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

         In electing directors only, the Common Stock and the Series A Common Stock each vote as a separate class. Six (6) Class A Directors will be elected by the holders of the Series A Common Stock and two (2) Class B Directors will be elected by the holders of the Common Stock. The Class A Directors and the Class B Directors will be elected by a plurality of the votes cast by the respective class. Concurrence in the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995 and the proposed merger of the Company into a newly formed wholly owned subsidiary of the Company incorporated in Maryland (the "Reincorporation") require the affirmative vote of a majority of the votes cast, with the holders of Common Stock and Series A Common Stock voting together as a single class. MBf International Ltd., a Hong Kong corporation ("MBf International"), owns 100% of the Series A Common Stock and 32.5% of the Common Stock, or 62% of the Shares. See below regarding the intention of MBf International to vote in favor of the proposals described herein. Shares represented at the Meeting as the result of proxies marked "abstain" will be counted for purposes of determining the existence of a quorum at the Meeting, but will not be voted. Shareholders have no cumulative voting rights.

         It is not anticipated that matters other than those set forth in the Notice of Annual Meeting, as described herein, will be brought before the Meeting for action. If any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

RECORD DATE

         The close of business on October 30, 1995, has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of Common Stock is entitled to one (1) vote on all matters herein, except for the election of the Class A Directors. Each outstanding share of Series A Common Stock is entitled to one (1) vote on all matters herein, except for the election of Class B Directors. On the Record Date, the Company had outstanding 16,007,951 shares of Common Stock and 12,525,374 shares of Series A Common Stock. Only Shareholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy at the Meeting for valid Shareholder action to be taken at the Meeting or any adjournment thereof. Shareholders do not have any appraisal or similar rights of dissent with respect to the matters to be considered at the Meeting.

EXPENSES OF SOLICITATION

         The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. The Company anticipates the total cost of the proxy solicitation to be $13,000. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegram, facsimile, or personal calls. Officers and regular employees of the Company will not be paid additional compensation for soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Common Stock as of October 30, 1995 by: (i) each Director of the Company who beneficially owns Common Stock or Series A Common Stock; (ii) each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own in excess of five percent of the outstanding shares of its Common Stock and Series A Common Stock; and (iv) all Directors and Executive Officers, as a group. Except as otherwise indicated in the footnotes to the table, the Shareholders named below have sole voting and investment power with respect to the shares of Common Stock and Series A Common Stock beneficially owned by them.

                                                                      AMOUNT AND NATURE OF       PERCENT OF
 TITLE OF CLASS        NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP          CLASS
 --------------        ------------------------                       --------------------          -----
 Series A Common       MBf International Ltd.                            12,525,374                 100%
 Stock

 Common Stock          MBf International Ltd.                             5,210,524               18.26%(2)

 Common Stock          Tan Sri Dato (Dr.) Hean Heong                         68,241(1)                *
                       Loy

 Common Stock          Teik Hok Loy                                         100,000(1)                *

 Common Stock          Heng Sewn Loi                                        500,000(1)            1.75%(2)

 Common Stock          Teoh Cheng Soon                                       10,000(1)                *

 Common Stock          Edward J. Marteka                                    500,000(1)            1.75%(2)

 Common Stock          George Jeff Mennen                                    10,000(1)                *

 Common Stock          Robert C. Carter                                      30,000(1)                *

 Common Stock          Executive Officers and                              1,218,241              4.27%(2)
                       Directors as a group (7
                       persons)

________________________

*        Represents less than 1%.

(1) Represents shares issuable upon exercise of currently exercisable options granted under the Company's Omnibus Equity Compensation Plan.

(2) Percent of class is based upon number of shares of Series A Common Stock and Common Stock outstanding on October 30, 1995.

         At the close of business on October 30, 1995, Cede & Co. owned of record, but not beneficially, 7,461,763 shares (46.6%) of the Company's Common Stock. Cede & Co., the nominee for the Depository Trust Company, holds securities of record for participating financial institutions such as banks and broker/dealers.

         The Company is not aware of any arrangements, the operation of which may at a subsequent date, result in a change of control of the Company.


                    MATTERS TO BE CONSIDERED BY SHAREHOLDERS

1.       ELECTION OF DIRECTORS

         Eight (8) individuals will be elected at the Annual Meeting to serve as Directors of the Company until the next annual meeting of Shareholders or until their successors have been elected and qualified. The nominees designated by the Board of Directors, all of whom are presently Directors of the Company, are set forth below. Six (6) of the nominees have been nominated as Class A Directors and two (2) have been nominated as Class B Directors. Holders of Common Stock and Series A Common Stock each vote as a separate class only with respect to the election of Directors. The Company has been advised by the holder of the Series A Common Stock that its proxy is to be voted FOR the six (6) Class A nominees for Directors listed below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a Director. The nominees receiving more than the minimum number of votes of shares of Common Stock or Series A Common Stock required for election, as the case may be, shall be elected. See "Compensation of Directors and Executive Officers," regarding compensation of Directors.

                               CLASS A DIRECTORS

                                                                                                  Year First
                                                                                                   Became A
 Name                    Age     Principal Occupation(s) During Past 5 Years                       Director
 ----                    ---     -------------------------------------------                       --------
 Tan Sri Dato (Dr.)      59      Class A  Director of  the Company.   Former  Chairman of  the       1992
 Hean Heong Loy                  Board  of  Directors, elected  to the  Board of  Directors on
                                 February 27,  1992.   On December  17, 1993,  he resigned  as
                                 Chairman of  the Board but  continues to serve  as a Director
                                 of the Company.   He  has served in  various capacities  with
                                 MBf  Holdings   Berhad  ("MBf  Holdings")   since  1963   and
                                 currently is  the President  and Chief  Executive Officer  of
                                 MBf  Holdings.  He  has served  as Chairman  of the  Board of
                                 Directors of  MBf International Ltd. since May 1991.  Tan Sri
                                 Dato Loy  also serves on the Board of Directors of MasterCard
                                 International.   Tan Sri Dato Loy  was made a Justice  of the
                                 Peace, an honorary  title, by  the late Sultan  of Perak  for his contributions  to the nation of Malaysia, and in the same year  was conferred  the award  of the  honorary  title "Dato
                                 Paduka Mahkota Johor" by the  late Sultan of Johor.   On June
                                 6,  1992, the additional  title "Tan Sri"  was conferred upon him.

 Teik Hok Loy            31      Class A Director  of the Company.   He has served in  various       1993
                                 capacities with MBf Holdings since  1988 and currently serves in  the  position of  Alternate  to the  President  and Chief
                                 Executive  Officer  of MBf  Holdings.   He  also serves  as a
                                 Director  of MBf Holdings.   Teik Hok  Loy is the  son of Tan
                                 Sri Dato Loy.

 Heng Sewn Loi           35      Class A  Director of the  Company and Chairman  of the Board.       1993
                                 He has served  in various capacities with MBf  Holdings since
                                 1983 and previously served as  President of its manufacturing division.

 Edward J. Marteka       57      Class A  Director  and  President of  the  Company.   He  has       1995
                                 served  as  President   and  a  Director  of   the  Company's
                                 subsidiary,  American  Health  Products Corporation  ("AHPC")
                                 since its  incorporation  in  1988.    As  President  of  the
                                 Company  and  AHPC,  Mr. Marteka  is  responsible  for  their
                                 overall  operations.   From 1968  to 1988,  Mr. Marteka  held
                                 various positions  with Baxter  Healthcare Corporation,  most recently  serving  as  Vice  President  of  its International
                                 Division.

 George Jeff Mennen      53      Class  A Director of the Company.   Mr. Mennen heads the G.J.       1994
                                 Mennen Group, a consulting firm specializing  in family-owned
                                 businesses.   Mr.  Mennen had a  distinguished career  at The
                                 Mennen  Company including  being  the  Vice Chairman  of  the
                                 company.    The Mennen  Company was  founded by  Mr. Mennen's
                                 great grandfather in 1878 and  remained privately owned until it was sold in 1992 to Colgate-Palmolive.





                                                                                                  Year First
                                                                                                   Became A
 Name                    Age     Principal Occupation(s) During Past 5 Years                       Director
 ----                    ---     -------------------------------------------                       --------
 Cheng Soon Teoh         51      Class A Director  of the Company.  He currently serves as the       1995
                                 Senior  Vice  President,  Mergers  and  Acquisitions  of  MBf
                                 Holdings.  Prior to this, Mr. Teoh  was with the Central Bank of  Malaysia  for  17 years  and  has  held directorships  in several companies.


                                                        CLASS B DIRECTORS
                                                        -----------------

 Robert J. Simmons      52        Mr.  Simmons is  currently  President  of  RJS  HealthCare,
                                  Inc., a  healthcare  consulting company,  founded in  1990.
                                  He   served  as   executive   vice  president   at   Baxter
                                  International, Inc. from  1987 until founding RJS  in 1990.
                                  Mr. Simmons  joined Baxter after  serving over 20  years at
                                  American  Hospital Supply Corporation.   His  last position
                                  at American Hospital Supply Corporation was  vice president of corporate marketing.

 Donald Arnwine         63        Mr. Arnwine is  President of Arnwine Associates,  a company he formed in 1989 to  provide specialized advisory services
                                  to the  health  care industry.    From  1961 to  1972,  Mr.
                                  Arnwine  served  as   Director  of  the  Hospital   at  the
                                  University of Colorado Medical  Center.  From 1972 to 1982,
                                  he  served as  President  and CEO  of  the Charleston  Area
                                  Medical  Center.  Mr.  Arnwine became President  and CEO of
                                  Voluntary  Hospitals of  America  (VHA)  in 1982,  and  was
                                  named  Chairman  and  CEO in  1985,  in  which  capacity he served until founding Arnwine Associates.


BOARD MEETINGS AND COMMITTEES

         During 1994, the Company's Board of Directors held two meetings. All other actions by the Board of Directors were taken by unanimous written consent without a meeting. The Board of Directors has a Compensation Committee which administers the Company's Omnibus Equity Compensation Plan (the "Plan"). The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. The Board has not delegated its functions to any other standing committees, and thus has not created audit, executive, nominating or other similar committees. The Compensation Committee consisted of Tan Sri Dato (Dr.) Hean Heong Loy and Robert H. Book, until Mr. Book resigned in May 1995. During 1994, all action of the Compensation Committee was taken by unanimous written consent without a meeting. The Board of Directors appointed George Jeff Mennen, Teik Hok Loy and Cheng Soon Teoh to the Compensation Committee with the resignation of Robert H. Book and Tan Sri Dato (Dr.) Hean Heong Loy from the Compensation Committee. See also "Compensation of Directors and Executive Officers - Report of the Compensation Committee of the Board of Directors on Executive Compensation."

         RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates each of Messrs. Tan Sri Dato (Dr.) Hean Heong Loy, Teik Hok Loy, Heng Sewn Loi, Edward J. Marteka, George J. Mennen and Cheng Soon Teoh for election as Class A Directors, and each of Messrs. Robert J. Simmons and Donald Arnwine for election as Class B Directors, of the Company to serve until the next annual meeting of Shareholders or until their respective successors are elected and qualified.

2.       CONCURRENCE IN SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to examine its financial statements for the year 1995 and has determined that it would be desirable to request that the Shareholders approve such appointment. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from Shareholders.

         RECOMMENDATION OF THE BOARD: The Board considers Arthur Andersen LLP to be well-qualified and recommends that the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual Meeting:

         RESOLVED, that the Shareholders concur in the appointment, by the Board, of Arthur Andersen LLP to serve as the independent public accountants for the Company for 1995.

         The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution. For purposes hereof, the holders of Series A Common Stock and Common Stock vote as a single class. It is, therefore, expected that this resolution will be adopted.

3.       REINCORPORATION IN MARYLAND

         The Board has unanimously approved the Reincorporation pursuant to which the Company's state of incorporation will be changed from Oklahoma to Maryland. The Reincorporation contemplates a one-for-ten stock split which management believes will result in an increase in the per share market price in the Company's Common Stock. However, Management does not expect the per share price to increase commensurately with the stock split. This price per share increase will assist in maintaining the inclusion of the Company's Common Stock for quotation in the Nasdaq SmallCap Market System. See "Certain Relationships and Related Transactions."

GENERAL

         If Shareholders approve the Reincorporation, the Company will form a wholly-owned Maryland subsidiary, which will also be named MBf USA, Inc. (the "Maryland Sub"). The Company will then be merged into the Maryland Sub and the Maryland Sub will succeed to all of the Company's business activities. The existing Shareholders of the Company will become shareholders of the Maryland Sub and the Company will cease to exist. The Reincorporation will not result in any change in the business, management, assets, liabilities or net worth of the Company. The Company will continue to maintain its executive offices at the same location it currently occupies.

         The Company is incorporated in the State of Oklahoma and the Maryland Sub is incorporated in the State of Maryland. Copies of the Articles of Incorporation (the "Maryland Sub Articles") and the Bylaws (the "Maryland Sub Bylaws") of the Maryland Company can be obtained on request addressed to the Assistant Secretary of the Company. (See discussion below under caption "Comparison of Rights of Shareholder of the Company and Maryland Sub.")

         In connection with the Reincorporation, Shareholders will receive one share of the Maryland Sub Common Stock or Series A Common Stock for every ten shares of Common Stock or Series A Common Stock held by such Shareholder prior to the Reincorporation. As a result of the Reincorporation, Shares underlying the Company's outstanding options and warrants will be adjusted to reflect the one-for-ten stock split effected with the Reincorporation. Following the Reincorporation, previously outstanding Company stock certificates will constitute "good delivery" in connection with sales through a broker, or otherwise, of Maryland Sub Common Stock. Shares of the Maryland Sub Common Stock will be quoted in the Nasdaq SmallCap Market System under the symbol "MBFAC." Upon completion of the Reincorporation, the number of authorized shares of the Maryland Sub will consist of 4,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") and 1,252,537.4 shares of Series A Convertible Common Stock, $0.01 par value per share (the "Series A Common Stock").

         If approved by the Shareholders, it is anticipated that the Reincorporation will be effected as soon after such approval as is practicable. The merger documents provide that the Reincorporation may be abandoned by the Board after approval by the Shareholders and prior to the effective time of the Reincorporation. However, the Board presently intends to proceed with the Reincorporation promptly following Shareholder approval.

         The Board has concluded that the benefit from the corporate governance provisions of the Maryland Statutes of the Reincorporation, and the effect the one for ten stock split should have in allowing the Company's Common Stock to continue to be quoted in the Nasdaq SmallCap Market System, make the Reincorporation advantageous to Shareholders.

         If the Company is reincorporated as a Maryland corporation, the Maryland General Corporation Law ("MGCL") will provide the Company's officers and Directors greater protection from personal liability than that provided under the Oklahoma General Corporation Act ("OGCA"). In addition, Directors of the Maryland Sub may, under appropriate circumstances, be indemnified for settlements of derivative suits while Directors of the Company may not be indemnified for settlements of derivative suits. Such increased protection from liability and availability of indemnification create a conflict of interest for the Board in recommending the Reincorporation to Shareholders. However, such a potential benefit to Directors is incidental to the principal objectives of the Reincorporation.

FEDERAL INCOME TAX CONSEQUENCES

         The Reincorporation provided for in the Plan of Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986. Accordingly, no gain or loss will be recognized by the Company's Shareholders as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by the Company. Each former holder of Common Stock and/or Series A Common Stock will have a basis in Maryland Sub Common Stock and/or Series A Common Stock received pursuant to the Reincorporation equal to ten times the basis such holder had in the Company's Common Stock and/or Series A Common Stock prior to the Reincorporation. Each Shareholder's holding period with respect to the Maryland Sub Common Stock and/or Series A Common Stock will include the period during which such holder held the corresponding Company Common Stock and/or Series A Common Stock, provided the latter was held as a capital asset at the time of consummation of the Reincorporation. The Company has not obtained a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

         The foregoing is a summary of the federal tax consequences. Shareholders should consult their own tax advisers regarding the tax consequences of the Reincorporation under the laws of any state or jurisdiction.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE COMPANY AND MARYLAND SUB

         The major difference between the Company and the Maryland Sub with respect to Shareholders' position of ownership and control is the difference in the right of large Shareholders to effect a business combination with the Company or the Maryland Sub, as the case may be. Prior to the Reincorporation, the Company was governed by Section 1090.3 of the OGCA, which provides that certain business combinations between a corporation and a shareholder beneficially owning 15% or more of such corporation's outstanding voting stock (an "Interested Shareholder") or an entity controlled by such shareholder are prohibited for a period of three years after the date such shareholder became an Interested Shareholder unless prior to becoming an Interested Shareholder the corporation's board of Directors approves the transaction pursuant to which such person became an Interested Shareholder or the business combination is approved by the board of Directors and at least two-thirds of the outstanding voting stock. The MGCL provides that an "Interested Shareholder" is one that beneficially owns 10% or more of a corporation's outstanding voting stock and prohibits an Interested Shareholder from effecting a business combination with such corporation for a period of five years after becoming an Interested Shareholder unless the board of Directors approves the transaction pursuant to which such shareholder became an Interested Shareholder. Thereafter, a business combination must be approved by 80% of the corporation's outstanding voting stock and two-thirds of the outstanding voting stock not owned by the Interested Shareholder unless certain conditions are met.

         RECOMMENDATION OF THE BOARD: The Board unanimously recommends a vote for the merger of the Company into the Maryland Sub for the purpose of reincorporating the Company in the State of Maryland.


                               EXECUTIVE OFFICERS

         The following table sets forth information with respect to the executive officers of the Company. Each officer is appointed by the Board of Directors of and serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors. The executive officers of the Company are Edward J. Marteka, President; Stephen K.H. Tan, Chief Financial Officer and Secretary; and Robert C. Carter, Controller and Assistant Secretary. The biography of Mr. Marteka is set forth above.

                                                                                                Year First
                                                                                                Became An
          Name                Age         Principal Occupation(s) During Past Five Years         Officer
          ----                ---         ----------------------------------------------     ---------------

 Stephen K.H. Tan             39        Chief  Financial  Officer  and  Secretary  of  the         1995
                                        Company.   He was engaged  by MBf Holdings  Bhd as
                                        CFO  of the  Trading  Division in  December, 1994,
                                        and  was  transferred  to  the  United  States  in
                                        September, 1995.   In  1981, Mr. Tan  graduated in
                                        London  as a Certified Accountant,  and had worked
                                        in   England,   New  Zealand,   and   Malaysia  as
                                        financial  accountant,   business  consultant  and
                                        auditor with various organizations  and government
                                        bodies for the past 16 years.

 Robert C. Carter             34        Controller   and   Assistant   Secretary  of   the         1995
                                        Company.    Mr.  Carter   joined  the  Company  in
                                        March 1992   as  the  Controller  and  became  the
                                        Assistant Secretary in  May 1995.   From  February
                                        1987  to March  1992, Mr.  Carter was  a  CPA with
                                        Clifton, Gurderson & Co.



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.       DIRECTOR COMPENSATION

         Mr. George Jeff Mennen and the Class B Directors will receive $1,000 for each meeting of the Board attended as well as $500 for each committee meeting attended. All Directors will be reimbursed for expenses incurred in attending meetings of the Board and meetings of committees. Each Director is presently entitled to receive stock options under the Plan to purchase 10,000 shares of the Company's Common Stock in connection with his election. The Company's prior practice was to grant to each Director, upon his election, options under the Plan to purchase three tenths of one percent (.3%) of the outstanding shares of Common Stock. Heng Sewn Loi and Teik Hok Loy were each granted options in April 1994 for 90,000 shares of Common Stock at an exercise price of $1.31. George Jeff Mennen received an option in October 1994 to purchase 10,000 shares of Common Stock at an exercise price of $1.75 under the Plan in connection with his election to the Company's Board of Directors. Under the terms of the Plan, the Compensation Committee may determine the exercise price for options granted to Directors for a period of up to six months from the date of the grant. All Director options are immediately exercisable for a period of ten years from the date of grant.

B.       EXECUTIVE COMPENSATION

         The following table discloses the compensation awarded to or earned by, during the Company's last three fiscal years, the Chief Executive Officer and the President and Chief Operating Officer as of the end of fiscal year 1994 whose aggregate annual salary and bonus exceeded $100,000:

                                              Annual Compensation                     Long-Term Compensation
                                              -------------------                     ----------------------
                                Fiscal                              Other Annual       Stock        All Other
 Name & Principal Position      Year       Salary        Bonus      Compensation      Options      Compensation
 -------------------------      ----       ------        -----      ------------      -------      ------------

 Robert H. Book (1)(4)          1994        --        $150,000          --          1,000,000          --
   Chairman and Chief
   Executive Officer            1993        --           --             --             72,322          --

                                1992        --           --             --             --              --


 William C. Willis,             1994     $185,000     $ 82,344          --            510,000          --
 Jr.(2)(3)
   President and Chief          1993        --           --             --             --              --
   Operating Officer
                                1992        --           --             --             --              --


---------------

(1) On May 31, 1995, Robert H. Book resigned from the Company. Pursuant to the terms set forth in an agreement by and between Mr. Book and the Company, the Company paid to Mr. Book severance in the amount of $300,000. Mr. Book's options terminated pursuant to an agreement dated May 31, 1995 by and between Mr. Book and the Company.

(2) On May 31, 1995, William C. Willis, Jr. resigned from the Company. Pursuant to the terms set forth in an agreement by and between Mr. Willis and the Company, the Company paid to Mr. Willis severance in the amount of $220,000. Mr. Willis' options terminated pursuant to an agreement dated May 31, 1995 by and between Mr. Willis and the Company.

(3) Edward J. Marteka became President and a Class A Director of the Company on May 31, 1995.

(4) Heng Sewn Loi became Chairman and a Class A Director of the Company on May 31, 1995.

Employment Agreements

         On April 1, 1994, the Company entered into an Employment Agreement with Edward J. Marteka (the "Agreement"). The Agreement, as amended on January 1, 1995 and as of May 31, 1995, provides for Mr. Marteka to serve as President of the Company (since May 31, 1995) and American Health Products Corporation;
(ii) a base salary of $150,000 per year ($137,500 prior to January 1, 1995) paid by the Company and (iii) non- qualified stock options to purchase 350,000 shares of Common Stock under the Plan, 50,000 shares exercisable commencing April 1, 1994; 200,000 shares April 1, 1995 and 100,000 shares April 1, 1996 at an exercise price of $1.1875, the closing price of the Common Stock is reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee; (iv) life and medical insurance, automobile allowance and other additional customary benefits. The amended Agreement also granted additional non-qualified stock options to Mr. Marteka as follows: (i) 10,000 shares of Common Stock upon his appointment as Class A Director (ii) 140,000 shares of Common Stock, 70,000 shares exercisable commencing July 21, 1995; and 70,000 shares July 21, 1996, at an exercise price of $0.78; the closing price of the Common Stock as reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee.

         On September 1, 1995, the Company entered into an Employment Agreement with Mr. Loi Heng Sewn (the "Loi Agreement"). The Loi Agreement provided for Mr. Loi, to serve as Chairman of the Company; (i) a base salary of $140,000 per year and (ii) non-qualified stock options to purchase 400,000 shares of Common Stock under the Plan, 200,000 shares exercisable commencing July 21, 1995; and 200,000 shares July 21, 1996 at an exercise price of $0.78, the closing price of the Common Stock as reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee; (iii) life and medical insurance, automobile allowance, living expenses, dependent tuition allowance, home leave and family travel, provident fund, relocation expenses, tax equalization settlement, U.S. legal and taxation matters and other additional customary benefits. In 1994 Mr. Loi Heng Sewn received an option to purchase 100,000 shares of the Company's Common Stock in connection with his appointment to the Board of Directors.

         On April 7, 1994, the Company entered into an Employment Agreement with William C. Willis, Jr. (the "Willis Agreement"). The Willis Agreement provided for (i) Mr. Willis to serve as President and Chief Operating Officer of the Company; (ii) a base salary of $185,000 per year; (iii) non-qualified stock options to purchase 500,000 shares of Common Stock under the Plan, exercisable commencing one year after the date of grant at an exercise price of $1.1875, the closing price of the Common Stock as reported on the Nasdaq Stock Market on the date the options were granted by the Compensation Committee; and
(iv) life and medical insurance, an automobile allowance and other additional customary benefits. The Willis Agreement was terminated by the Company effective May 31, 1995 upon resignation of Mr. Willis as a Director and executive officer of the Company.

         The Company did not enter into any employment agreements with Robert
H. Book.

OPTION GRANTS IN FISCAL 1994

                                                   Option/SAR Grants in 1994
                                                   -------------------------
                                                                         Potential Realized
                                                                         Value at Assumed Annual    Alternative
                                                                         Rates of Stock Price       to (f) and
                             Individual                                  Appreciation for Option    (g): Grant
                               Grants                                    Term                       Date Value
-----------------------------------------------------------------------------------------------------------------
       (a)             (b)           (c)          (d)         (e)          (f)           (g)           (h)

                                % of Total
                   Number of    Options/
                   Securities   SARs
                   Underlying   Granted to
                   Options/     Employees                                                               Grant Date
                   SARs         In Fiscal      Exercise        Expira-                                  Present
 Name              Granted      Year           or Base Price   tion Date      5% ($)       10% ($)      Value $
 ----              -------      ----------     -------------   --------       ------       -------      ----------
 Robert H.         1,000,000        40.2%         $.94         1/21/04     $2,520,908    $3,831,665
 Book(1)

 William C.(2)
 Willis              500,000        20.1%         1.19         4/06/04      1,260,454     1,915,832

 William C.(2)
 Willis               10,000          .4%         1.19         4/15/04         25,209        38,317


-------------------------

(1) Mr. Book's options terminated on May 31, 1995 pursuant to an agreement dated May 31, 1995 by and between Mr. Book and the Company.

(2) Mr. Willis' options terminated on May 31, 1995 pursuant to an agreement dated May 31, 1995 by and between Mr. Willis and the Company.

AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in fiscal 1994 by the executive officers named in the summary compensation table and the value of such officers' unexercised stock options as of December 31, 1994. As referenced above, all such options were terminated effective May 31, 1995.


                                                                                    Value of Unexercised
                                                     Number of Unexercised          In-the-Money Options
                                                      Options at 12/31/94                at 12/31/94
                 Shares                          -----------------------------  ----------------------------
                 Acquired on     Value
  Name           Exercise (#)    Realized ($)    Exercisable     Unexercisable   Exercisable   Unexercisable
  ----           ------------    ------------    -----------     -------------   -----------   -------------
  Robert H.
  Book                -0-             -0-        1,072,322             -0-        $1,742,525             -0-

  William C.
  Willis, Jr.         -0-             -0-           10,000        500,000            $16,250       $812,500


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised of the following Class A Directors: Tan Sri Dato (Dr.) Hean Heong Loy who was appointed by the Board of Directors in June 1992 and served in that capacity until May 1995. Robert H. Book, Chairman and Chief Executive Officer of the Company was appointed to the Compensation Committee in October 1994 and served in that capacity until May 1995. In May 1995, George Jeff Mennen, Teik Hok Loy and Cheng Soon Teoh were appointed to the Compensation Committee by the Board of Directors. The Compensation Committee oversees administration of the Plan. The purpose of the Plan is to attract and retain capable and experienced officers and employees by compensating them with equity-based awards whose value is connected to the continued growth and profitability of the Company. Under the Plan, awards may be made in the form of stock options or restricted stock. Apart from the Plan, the Company has not developed any formalized compensation policy or program. In general, the Company compensates executive officers and senior management through salary, bonus (where appropriate) and the grant of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Tan Sri Dato (Dr.) Hean Heong Loy has a substantial ownership interest in MBf Holdings Berhad, which owns MBf Rubber Products Sdn. Bhd. ("MBf Rubber") and in MBf Capital Berhad, an affiliate which owns MBf Factors. MBf Rubber supplies latex examination gloves to American Health Products ("AHPC"), and MBf Factors provides certain financial services to AHPC. Teik Hok Loy is the son of Tan Sri Dato Loy and alternate CEO and Director of MBf Holdings Berhad. Cheng Soon Teoh currently serves as the Vice President of Mergers and Acquisitions for MBf Holdings Berhad. Accordingly, these members should not be considered as independent Directors when serving on the Compensation Committee.

STOCK PERFORMANCE CHART

         The following graph compares the yearly percentage change in the cumulative total Shareholder return on the Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the NASDAQ Stock Market-US Index and (ii) a peer group selected by the Company in good faith. The peer group consists of American Shared Hospital Services, Daxor Corp., DVI Inc., Hemacare Corp., Medical Sterilization Inc., National Home Health Care Inc., Prime Medical Services Inc. and Psicor Inc.


                                 12/89        12/90         12/91          12/92          12/93        12/94

      MBf USA, INC.              100            35           159            93             65           96

      PEER GROUP                   0            59            97           102             94           90

      NASDAQ STOCK MRKT-US         0            85           136           159            181          177


-----------------
* $100 invested on December 31, 1989 in Stock or Index - including reinvestment of dividends. Fiscal year ending December 31.

                                                               CUMULATIVE TOTAL RETURN

                                          12/89      12/90      12/91         12/92       12/93       12/94
 MBf USA, INC  . . . . . . . . . . .      $100        $35        $159          $93         $65         $96
 Peer Group  . . . . . . . . . . . .       100         59          97          102          94          90

 Nasdaq Stock Market-US Index  . . .       100         85         136          159         181         177


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June, 1995, the Company announced a restructuring plan which included the resignations of the Chairman/CEO, President/COO, and CFO. The Board of Directors filled the vacancies of its executive management team by electing Mr. Heng Sewn Loi from MBf Holdings as its Chairman. Mr. Loi was formerly the President of MBf Holdings manufacturing division. Edward J. Marteka was named President of the Company while retaining his responsibilities as President of AHPC, which he co-founded. The Board of Directors directed the Company to focus on its core businesses and to exit the nutritional products business which had contributed to significant losses, as sales were negligible and the entry costs were very high. Furthermore, the use of AHPC cash flow for startup of the nutritional products business was limiting AHPC's ability to purchase glove inventory.

         Key components of the restructure charge included costs related to exiting from the nutritional product business, executive management changes, and closing of the executive office in New Jersey. The restructure charge includes provisions for personnel severance and work force reductions, relocation and related costs, the write down of intangible and other assets, costs associated with the removal of the nutritional vitamin product lines, and other costs associated with the execution of the restructure. The restructuring resulted in a one-time charge of $1,954,591 in the second quarter of 1995 of which approximately $775,000 was included in accrued liabilities at June 30, 1995, and is expected to be paid over the next twelve months.

         In July 1995, AHPC amended its credit facility loan agreement with Bank Bumiputra Malaysia Berhad ("BBMB") which allowed for AHPC to begin utilization of an amended BBMB credit facility. The amended credit facility waives certain of the financial covenant requirements until December 31, 1996. The Company has guaranteed the BBMB credit facility and has pledged its assets in connection therewith. The amended BBMB agreement (i) decreases the revolving line of credit from $6,000,000 to $1,600,000; (ii) decreases the letter of credit commitment from $1,800,000 to $1,400,000; and (iii) decreases the standby letter of credit commitment from $200,000 to $100,000 and deletes the term loan commitment. It transferred $4,825,000 of the outstanding revolving line of credit balance into a new non-revolving Converted R.C. Commitment, which along with the amounts described above, are evidenced by a single credit note in the aggregate amount of $7,925,000. The Converted R.C. Commitment portion of the amended credit note requires quarterly principal payments totalling $482,500 in 1996 and $723,750 in 1997. AHPC may increase the revolving line of credit up to $2,000,000 as principal payments are made on the Converted R.C. Commitment. The Company was required to make a capital contribution to AHPC in an amount sufficient to cause its net worth to increase to $3,000,000. In connection therewith, on September 29, 1995, MBf International loaned the Company $1,200,000, which the Company then contributed to AHPC in exchange for its 7% cumulative preferred stock (the "7% Preferred Stock"). See below regarding the subsequent conversion of the MBf International loan into Common Stock of the Company on October 30, 1995. The credit facility limits the ability of AHPC to pay dividends.

         In August 1995, Nasdaq notified the Company that as of June 30, 1995, it had failed to meet the minimum capital and surplus requirements for continued inclusion for quotation in the Nasdaq SmallCap Market System under the Nasdaq by-laws. The Company was granted an exception from such requirements, effective October 13, 1995, subject to the Company effecting the reincorporation described elsewhere in this Proxy Statement as soon as practicable and taking the steps set forth below on or before November 30, 1995. All steps except the Reincorporation were completed on or about October 30, 1995. In the interim, the Company's Common Stock will continue to be included for quotation in The Nasdaq SmallCap Market System under the trading symbol of MBFAC. There can be no assurance that Nasdaq will extend the exception if there is a delay in the Meeting.

         The Company's inability to meet Nasdaq's minimum capital and surplus requirements is due primarily to one-time restructuring charges associated with the discontinuance of its unprofitable nutritional product business, severance payments related to the Company's recent management restructuring, larger than anticipated startup costs associated with launching its condom line, and a reduction in profit margins due to the doubling of latex prices in the past year.

         As referenced above, MBf International, the majority Shareholder of the Company, loaned $1,200,000 to the Company, which the Company then contributed to AHPC in exchange for its 7% Preferred Stock effective as of September 29, 1995. MBf International agreed to accept 2,509,804 shares of the Company's Common Stock having a value of $1,200,000 in satisfaction of the Company's indebtedness to MBf International, which transaction was effective as of October 30, 1995.

         The Company also entered into a Stock Acquisition Agreement with MBf International dated as of October 30, 1995 whereby MBf International exchanged its beneficial interest in 1,365 shares of common stock (par value Indonesian Rupiah 2,167,000 each equivalent to $1,000 US Dollars each) of P.T. MBf Buana Multicorpora ("MBf Rubber"), an Indonesian company which owns a new, modern latex glove plant located in Indonesia expected to become operational by the fourth quarter of 1995, and a non-interest bearing demand note with a face value of $737,769 (the "Note"), which Note is expected to be outstanding for three years and will be guaranteed by MBf Holdings Berhad, the parent company of MBf International, for 2,550,720 shares of the Company's Common Stock, having an aggregate value of $1,219,563. The shares were held in trust by MBf Holdings Berhad for the benefit of MBf International and represent seventy percent (70%) of the outstanding common stock of MBf Rubber.

         On August 16, 1995, MBf International announced that it had sold shares of its subsidiary, MBf Health, to Perusahaam Intan Emas Sdn Bhd ("PIE") for approximately $1,250,000, subject to an option to repurchase the issued shares. In connection with the sale, an agreement has been executed between MBf Health and AHPC calling for the purchase of product by AHPC according to a predetermined formula. AHPC will continue purchasing the majority of its powered latex examination gloves from the MBf Health factory at least until the MBf Rubber factory is operational. The Company intends to continue to purchase non-powdered gloves from other sources. The Company does not expect the sale of MBf Health to have a significant impact on its operations.

         On February 27, 1992, the Company's subsidiary, AHPC, entered into a non-assignable distributorship agreement ("Distributorship Agreement") with MBf Health and MBf Rubber Products Industries, a Malaysian company ("MBf RPI"), both subsidiaries of MBf Holdings. The Distributorship Agreement provides that AHPC will have exclusive marketing rights in North America and South America for latex gloves manufactured and supplied by MBf Health and MBf RPI. Such marketing rights include the grant to AHPC of an exclusive, nontransferable license to use the "Glovetex" and "Dermatex" trademarks, labels, copyrights and other advertising materials of MBf Health and MBf RPI during the five (5) year term of the Distributorship Agreement. Pursuant to the Agreement, MBf Health and MBf RPI must supply to AHPC such quantity of gloves as will meet AHPC's reasonable requirements, which gloves are to be sold at prices stated in MBf Health's and MBf RPI's published price lists. Such prices can be adjusted by MBf Health or MBf RPI upon 30 days' prior written notice.

         On December 30, 1993, the Company purchased the rights to the Condom License Agreement ("License Agreement") dated December 31, 1992, with Playboy Enterprises, Inc. ("PEI") from MACC Trading Limited, an affiliate of MBf Holdings. The License Agreement with PEI grants to the Company the right to sell condoms in packaging bearing the Playboy(R) name and rabbit-head logo throughout the world, excluding the United States and Western Europe, for a period of fifteen (15) years. Under the terms of the License Agreement, PEI received a signing fee of $300,000 payable in twelve (12) quarterly installments commencing on September 30, 1993, and royalties (a) during the first three (3) license years only, of zero percent (0%) on the first $1,000,000 and ten percent (10%) thereafter of net sales with minimum guaranteed royalties of $200,000, $250,000 and $300,000 in years one (1), two
(2), and three (3), respectively, and (b) commencing with the fourth license year, of ten percent (10%) on net sales. The signing fee and royalty payments have been guaranteed for the first three (3) license years by MBf Holdings.
The Company agreed to pay MACC Trading Limited $1,750,000 and assume royalty and signing fee obligations to PEI amounting to $375,000 for the rights to this License Agreement and for approximately $261,000 in condom inventory. On February 18, 1994, the Company made a $600,000 downpayment to MACC Trading Limited for the License Agreement. The remaining balance due to MACC Trading Limited is payable in sixty (60) equal monthly installments of $19,167 with interest on the unpaid balance at the prime rate. By mutual agreement MACC Trading Limited agreed to defer the commencement of the monthly installments and the related interest thereon and no payments have been made by the Company to date. In December 1994, the Company made a short-term loan to MACC Trading Limited in the principal amount of $1,500,000 with interest payable at four (4%) percent over prime. This loan was repaid to the Company by the end of the second quarter of 1995.

         Pursuant to the terms of a Stock Exchange Agreement dated as of February 23, 1994 ("LSI Agreement"), the Company completed the sale of eighty percent (80%) of its wholly owned subsidiary, Laboratory Specialists, Inc. ("LSI"), to Arthur R. Peterson, Jr., its President, for approximately $2.5 million, comprised of cash, notes and 1.3 million shares of the Company's Common Stock. In addition, the Company transferred to LSI all of the Company's rights to the AWARE home drug testing kit ("AWARE") which received limited "in medical offices only" prescription approval by the FDA in January 1994. The Company will receive royalties on the AWARE product for a period of five (5) years. As a result of the transaction, the Company is no longer in the drug testing business.

         Pursuant to the terms of a Stock Exchange Agreement dated as of July 12, 1994 ("LSAI Agreement"), the Company exchanged 706,244 shares of the preferred stock of LSI (valued at $706,244) for 239,405 shares of common stock of a newly formed corporation, Laboratory Specialists of America Inc. ("LSAI") contingent upon LSAI successfully completing an initial public offering ("IPO"). In September 1994, LSAI successfully completed its IPO and currently trades under the symbol ("LABZ") on the Nasdaq Small Cap Market System. The Company has agreed not to sell any of its shares of LSAI stock prior to July 8, 1996 without the prior consent of LSAI and certain of its officers and directors. Thereafter, such shares will be eligible for sale under Rule 144 of the Securities Act of 1933, as amended. As a result of the transaction, the Company is no longer a shareholder of LSI.

         In 1994, AHPC purchased substantially all of its inventories from MBf Health and MBf RPI. MBf Health and MBf RPI are manufacturing subsidiaries of MBf International. Prices charged by MBf and its affiliates are subject to change and, due to the guaranteed income provisions of the Amended Share Exchange Agreement, are not the same as prices which would be charged by unrelated parties. Credits against purchases to enable the Company to meet the pretax earnings requirements of the Amended Share Exchange Agreement were $3,106,372 in 1994. Amounts due from/to MBf Health and MBf RPI primarily arise from purchases of inventories and credits received under the Amended Share Exchange Agreement. The guaranteed income provisions of the Amended Share Exchange Agreement terminated December 31, 1994.

         Some of the inventory purchases from affiliates were financed in 1992 through another MBf Holdings subsidiary, MBf Factors. In 1994, amounts due to MBf Factors bore interest at nine percent (9%) per annum and were generally due within 120 days. Interest expense in 1994 payable by the Company to MBf Factors amounted to $66,181.

         During 1994, the Company purchased substantially all of its inventory related to its latex condom products from MBf Personal Care, which is a wholly owned subsidiary of MBf Capital, an affiliate of MBf International.

         In October 1994, pursuant to two debenture and warrant purchase agreements between the Company and two trusts established by George S. Mennen, the Company issued, and each trust purchased, a convertible subordinated debenture in the amount of $1,000,000 payable in seven years with interest at one and one-half percent (1.5%) over the prime rate. Each debenture is convertible into Common Stock of the Company at a conversion price of $2.50 per share. In addition, each trust received a warrant exercisable over five years to purchase 75,000 shares of Common Stock at an exercise price of $2.25 per share.

         Proceeds from these debentures were used to fund the Playboy condom inventory, nutritional products inventory and start-up expenses associated with both products. For the period ended June 30, 1995 the Company incurred interest expense of $103,995 on this indebtedness.

         In December 1994, the Company loaned to an affiliate, MACC Trading Limited, on a short term basis the principal amount of $1,500,000. This loan was secured by the Company's obligation to MACC Trading Limited under the party's December 30, 1993 purchase agreement for the acquisition by the Company of the Playboy condom license rights from MACC Trading Limited. This loan bore interest at the rate of four percent (4%) over prime. On May 5, 1995, the Company and MBf Holdings (the parent company of MACC Trading) entered into an agreement allowing the Company's subsidiary AHPC to offset the MACC Trading receivable along with the accrued interest thereon ($1,572,688) against the trade payable balance owed by AHPC to MBf Health. Therefore, the $1,500,000 receivable from MACC Trading was considered as effectively paid on May 5, 1995.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, Directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in their ownership of the equity securities of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of these persons is in compliance with all applicable filing requirements except that the Initial Statement of Beneficial Ownership on Form 3 was inadvertently filed in the month following the month in which the reporting event occurred for each of William C. Willis, Jr., Mark L. Saginor and W. Daniel Johnson.

                             SHAREHOLDER PROPOSALS

         Shareholder proposals for the 1996 Annual Meeting of Shareholders must be received by the Company at its executive office in Itasca, Illinois, on or prior to March 1, 1996 for inclusion in the Company's proxy statement for that meeting. Any Shareholder proposal must also meet the other requirements for shareholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to shareholder proposals.


                             REQUESTS FOR DOCUMENTS

         Any requests for documents or other information should be directed to Robert Carter, Controller, (708) 285-9191. The Company will forward such documents, via first class mail, within one business day of receipt of a Shareholder's written request therefor. All documents subsequently filed on behalf of the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to December 11, 1995 shall be deemed to be incorporated by reference into this Proxy Statement.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, no business, other than that discussed above, is to be acted upon at the Meeting. If other matters not known to the Board of Directors should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                            MBf USA, INC.
                                            By Order of the Board of Directors

                                            Edward J. Marteka
                                            President
Itasca, Illinois
November 22, 1995



                 YOUR VOTE IS IMPORTANT.  THE PROMPT RETURN OF
                  PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
                 FURTHER REQUESTS FOR PROXIES.  PLEASE PROMPTLY
                 MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
                           IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   PROXY CARD

                                 MBF USA, INC.
          500 PARK BOULEVARD, SUITE 1260, ITASCA, ILLINOIS 60143-2639

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Loi Heng Sewn, Edward J. Marteka and Stephen Tan and each of them, as Proxies each with the power to appoint his substitute, and hereby authorize them to represent and to vote all of the shares of Common Stock of MBf USA, Inc., an Oklahoma company (the "Company") held of record by the undersigned on October 30, 1995, all of the Annual Meeting of Shareholders ("Meeting") to be held on December 11, 1995, or any adjournments or postponements thereof, as hereinafter specified on the matters as more specifically described in the Company's proxy statement and in their discretion on any other business that may properly come before the Meeting.

        1. Proposal to elect two (2) Class B Directors of the Company as follows:

                  Robert J. Simmons          Donald Arnwine

          / / FOR the election of the two nominees.        / / WITHHOLD authority with respect
                                                             to ----------------------------------------------------- .
                                                           SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY
                                                           WRITING HIS NAME ON THE LINE ABOVE.

        2. Proposal to ratify the Board of Directors' selection of Arthur Andersen & Co. as the Company's independent accountants for the fiscal year ending December 31, 1995.

              / / FOR           / / AGAINST           / / ABSTAIN

        3. Proposal to reincorporate the Company as a Maryland corporation by merger of the Company into a newly formed wholly-owned subsidiary of the Company incorporated in Maryland.

              / / FOR           / / AGAINST           / / ABSTAIN

        This proxy, when properly executed, will be voted in the manner designated herein by the undersigned Shareholder. If no designation is made, the Proxy will be voted FOR each of the above Proposals.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                              DATED:

                                              ------------------------------ ,
                                              1995

                                              ------------------------------

                                                       (Signature)

                                              ------------------------------
                                               (Signature if held jointly)

                                              Please sign as name appears
                                              hereon. When shares are held
                                              by joint partners, both should
                                              sign. When signing as
                                              attorney, examiner,
                                              administrator, trustee or
                                              guardian, please give full
                                              title as such. If a
                                              corporation, please sign in
                                              full corporate name by
                                              president or other authorized
                                              officer. If a partnership,
                                              please sign in partnership
                                              name by authorized officer.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3.